Exhibit 32

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Quarterly Report (the “Report”), of Hallador Energy Company (the “Company”), on Form 10-Q for the period ended June 30, 2026, as filed with the Securities and Exchange Commission on the date hereof the undersigned, in the capacities and date indicated below, each hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

August 10, 2026	By:	/s/ BRENT K. BILSLAND
Brent K. Bilsland, Chairman, President and CEO

	By:	/s/TODD E. TELESZ
Todd E. Telesz, CFO

/s/ERIC VAN DEMAN
Eric Van Deman, CAO

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate document. A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.